UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2023

Direct Digital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 402-1051

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	DRCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Direct Digital Holdings, Inc.’s (the “Company”) offer to each holder of its outstanding warrants (the “Warrants”) to purchase shares of its Class A common stock, par value $0.0001 per share, to purchase any and all outstanding Warrants for $1.20 in cash per Warrant, without interest (the “Offer”), expired one minute after 11:59 P.M., Eastern Time, on September 28, 2023 (the “Expiration Date”), in accordance with its terms. In connection with the Offer, the Company also solicited consents from holders of outstanding Warrants to amend that certain Warrant Agency Agreement, dated as of February 15, 2022, by and between the Company and Equiniti Trust Company, LLC (formerly known as American Stock Transfer and Trust Company, LLC) (the “Warrant Agent”), which governs all of the Warrants (the “Warrant Amendment”), to permit the Company to redeem all, but not less than all, outstanding Warrants for $0.35 in cash per Warrant, without interest (the “Redemption Price”). The valid tender of Warrants in connection with the Offer, that were not validly withdrawn prior to the Expiration Date, constituted the holder’s consent to the Warrant Amendment. Equiniti Trust Company, LLC, the depositary for the Offer, indicated to the Company that as of the Expiration Date, 2,193,021 outstanding Warrants (excluding Warrants tendered via guaranteed delivery), or approximately 68.2% of the then outstanding Warrants, were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore such Warrants consented to the Warrant Amendment.

Accordingly, on October 19, 2023, the Company and the Warrant Agent entered into the Warrant Amendment effective as of October 3, 2023, which permits the Company to redeem each Warrant that is outstanding following the closing of the Offer for the Redemption Price.  Pursuant to the Warrant Amendment, the Company has the right to redeem not less than all of the Warrants at any time while such warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least five days prior to the date of redemption fixed by the Company. The Company will exercise its right to redeem all remaining outstanding Warrants in accordance with the terms of the Warrant Amendment, and has fixed October 30, 2023 as the redemption date.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01	Other Events

On October 23, 2023, the Company distributed a notice of redemption (the “Notice of Redemption”) to the registered holders of its outstanding Warrants announcing the redemption of those warrants for the Redemption Price pursuant to the terms of the Warrant Agreement, as amended by the Warrant Amendment. The terms of the Redemption are more specifically described in the Notice of Redemption, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the Notice of Redemption attached hereto as Exhibit 99.1 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Warrant Agreement, effective as of October 3, 2023, by and between the Company and the Warrant Agent
99.1	Notice of Redemption dated October 23, 2023
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2023 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ Mark Walker
Mark Walker Chief Executive Officer